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Exhibit  23(p)(1)(b)

                              GARTMORE MUTUAL FUNDS
                        GARTMORE VARIABLE INSURANCE TRUST

                                 CODE OF ETHICS

     The Board of Trustees (each, a "Board," and collectively, the "Boards") of each of the Gartmore Mutual Funds and Gartmore Variable Insurance Trust (each, a "Trust" and collectively, the "Trusts") have adopted this Code of Ethics, in accordance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"). The Rule makes it unlawful for persons who are "access persons" (as defined in the Rule) of the Trusts, in connection with the purchase or sale by such persons of securities held or to be acquired by the
Trusts:

     (1)  to  employ  any  device,  scheme  or  artifice  to  defraud  a  Trust;

     (2) to make to a Trust any untrue statement of a material fact or omit to state to a Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (3) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Trust; or

     (4)  to  engage  in  a  manipulative  practice  with  respect  to  a Trust.

     While affirming its confidence in the integrity and good faith of all of its officers and trustees, each Trust recognizes that certain personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by the Trust. Furthermore, if such individuals engage in personal Covered Securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of the Trusts. Accordingly, this Code is designed to prevent conduct that could create an actual or potential conflict of interest with the Trusts.

     A.   DEFINITIONS

          (1) "Access Person" means any trustee, officer or Advisory Person (as defined below) of the Trust.

          (2) "Adviser" means any person or entity acting as an investment adviser to a Trust pursuant to an agreement with the Trust.

          (3) "Advisory Person" means (a) any employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

          (4) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is considered a "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Covered Security. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household.

          (5) "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

          (6) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.

          (7) "Disinterested Trustee" means a trustee of a Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

          (8) "Investment Personnel" means (a) any Portfolio Managers who are employees of the Trust as well as any other person such as a securities analyst and/or trader who is an employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding the Trust's purchase or sale of securities (including providing information and advice to Portfolio Managers or helping with the execution of a Portfolio Managers' decisions) or (b) any natural person who controls a Trust and who obtains information concerning recommendations to a Trust regarding the purchase or sale of securities by a Trust.

          (9) "Portfolio Managers" means those individuals who, in connection with his or her regular duties, are entrusted with the direct responsibility and authority to make investment decisions affecting a Trust.

          (10) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

          (11) "Security held or to be acquired" by the Trust means (a) any Covered Security which, within the most recent 15 days, is or has been held by a Trust or is being or has been considered for purchase by a Trust or its Adviser for purchase by the Trust; and
               (b) any option to purchase or sell, and any security which is convertible into or exchangeable for, a Covered Security described in subpart (a) of this definition.

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     B.   STATEMENT  OF  GENERAL  PRINCIPLES

     It is the duty of all trustees and officers to place the interests of each of the Trusts and its shareholders first at all times. Consistent with that duty, all Access Persons and Investment Personnel of each Trust must (1) conduct all personal Covered Securities transactions in a manner that is consistent with this Code of Ethics; (2) avoid any actual or potential conflict of personal interest with the interests of a Trust and its shareholders; and (3) adhere to the fundamental standard that they should not take inappropriate advantage of their positions of trust and responsibility.

     THIS CODE OF ETHICS APPLIES TO TRANSACTIONS IN COVERED SECURITIES FOR PERSONAL ACCOUNTS OF ALL TRUSTEES, OFFICERS AND ADVISORY PERSONS OF THE TRUSTS AND ANY OTHER ACCOUNTS IN WHICH THEY HAVE ANY BENEFICIAL OWNERSHIP. IT IMPOSES CERTAIN INVESTMENT RESTRICTIONS AND PROHIBITIONS AND REQUIRES THE REPORTS SET FORTH BELOW. IF TRUSTEES AND OFFICERS OF A TRUST BECOME(S) AWARE OF MATERIAL NON-PUBLIC INFORMATION OR IF A TRUST IS ACTIVE IN A GIVEN COVERED SECURITY, SOME PERSONNEL MAY FIND THEMSELVES "FROZEN" IN A POSITION. NO TRUST WILL BEAR ANY LOSSES IN PERSONAL ACCOUNTS RESULTING FROM THE IMPLEMENTATION OF ANY PORTION OF THE CODE OF ETHICS.

     This Code of Ethics is not intended to cover Access Persons of the Trusts' Advisers and principal underwriter if such Advisers and principal underwriter have adopted their own Codes of Ethics under the Rule.

     C.   GENERAL  PROHIBITIONS

          (1) All trustees and officers of the Trusts shall keep all information pertaining to Trusts' portfolio transactions confidential. No person with access to Covered Securities holdings, recommendations or pending transactions should disclose this information to any person, unless such disclosure is made in connection with his or her regular functions or duties. Special care should be taken to avoid discussing confidential information in circumstances that would disclose this information to anyone who would not have access to such information in the normal course of events.

          (2) No Access Person shall utilize information concerning prospective or actual portfolio transactions in any manner, which might prove detrimental to the interests of a Trust.

          (3) No Access Person shall use his or her position for his or her personal benefit or attempt to cause a Trust to purchase, sell or hold a particular Covered Security when that action may reasonably be expected to create a personal benefit for the Access Person.

          (4) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of the Rule.

     D.   PERSONAL  TRADING  RESTRICTIONS

          (1) Short Selling and Margin Accounts Access Persons are not permitted to enter into short sales or trade on margin. Additionally, this Section D(1) shall not apply to purchases or sales effected by an Adviser on behalf of a hedge fund ("Hedge
               Fund")  managed  by  such  Adviser.

          (2)  Initial  Public  Offerings  ("IPOs")

     Except as described below, all Access Persons are prohibited from acquiring any Covered Security in an IPO. Access Persons may, however, request and receive approval to participate in an IPO in certain limited circumstances. Examples of such circumstances include a conversion offering as described in the NASD's Freeriding and Withholding Interpretation or similar issuer directed share programs generally consistent with interpretive letters issued by the NASD. In approving any such request, the onus for substantiating and documenting compliance with the Code of Ethics rests on the individual seeking approval. Also, notwithstanding submission of substantiating documentation approval may be withheld if the reviewing compliance personnel believe that an actual or potential conflict of interest exists with respect to a Trust.

     Purchases of IPOs effected by an Adviser on behalf of a Hedge Fund managed by such Adviser will be permissible only if subject to a carve out mechanism in compliance with the NASD's Freeriding and Withholding Interpretation.

          (3)  Private  Placements

     Investment Personnel must obtain approval from the Gartmore US CIO and either the Gartmore US compliance officer for US placements or the Gartmore UK compliance officer for UK placements before acquiring Covered Securities in a private placement. In determining whether to grant such prior approval, the appropriate officer shall determine (among other factors) whether the investment opportunity should be reserved for a Trust(s) and its shareholders, and whether the opportunity is being offered to the individual by virtue of his or her position with a Trust. Investment Personnel who have been authorized to acquire Covered Securities in a private placement, must disclose that investment when he or she is involved in any subsequent consideration of an investment by a Trust in that issuer. In such circumstances, Investment Personnel with no personal interest in the particular issuer shall independently review the Trust's decision to purchase that issuer's Covered Securities.

          (4)  Pre-clearance

     Access Persons are required to pre-clear personal Covered Securities transactions (excluding those exempted under Section D(7)) with the designated compliance personnel. Requests for pre-clearance must be made in writing or via E-mail on the Pre-clearance Request Form provided by the compliance officer. Transactions should not be placed for execution until pre-clearance approval has been received. Pre-clearance approval is good only for the day received; therefore, orders should be placed as market or day limit orders. If for any reason the trade is not executed on the day on which pre-clearance approval is received, the Access Person must submit a new request and receive approval prior to placing any subsequent order.

     For purposes of this requirement, any Disinterested Trustee who does not know that the Trust, during a 15 day period before or after the proposed trade in a Covered Security by the Disinterested Trustee, purchased or sold, or considered purchasing or selling, such Covered Security has no obligation to pre-clear or report the trade.

          (5)  30  Day  Holding  Period

     Investment Personnel shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within thirty (30) calendar days. Trades made in violation of this policy should be unwound, if possible. In the event such trades cannot be unwound, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Trust or the account of the appropriate Adviser. For purposes of this section, calculation of profits will be based on a "last-in, first-out" (LIFO) basis.

          (6)  Blackout  Period

               (a)  Same  Day

     Access Persons are prohibited from executing any personal Covered Securities transaction on a day when a Trust has a pending buy or sell order in that same Covered Security. This prohibition shall be lifted once the Trust executes or withdraws its order for the Covered Security in question. However, trustees who are not officers of a Trust's investment adviser or any of its affiliates and who, on the day they execute a personal Covered Securities transaction, have no knowledge of what a Trust is trading on that day, are not subject to the same Day Blackout Period.

               (b)  Seven  Day

     All Investment Personnel are prohibited from executing any personal Covered Securities transactions within seven (7) calendar days before or after the day any series of the Trusts managed by such person trades in that Covered Security.

               (c) Trades made in violation of these blackout periods should be unwound, if possible. Otherwise, any profits realized on such trades shall be subject to disgorgement to the appropriate Trust or the account of the Trust.

          (7)  Exempted  Transactions

     The prohibitions of Section (D)(4), (5) and (6) of this Code of Ethics shall not apply to:

               (a) purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence or control;

               (b) purchases or sales which are non-volitional on the part of the Access Person, Investment Personnel or a Trust;

               (c) purchases which are part of an automatic dividend reinvestment plan; or

               (d) purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

               (e) purchases or sales effected by an Adviser on behalf of a Hedge Fund managed by such Adviser; or

               (f)  purchases  or  sales  of the securities listed on Exhibit D.

          (8)  Gifts

     No Access Persons shall seek or accept anything of more than de minimis value, either directly or indirectly, from broker-dealers or other persons, which to the actual knowledge of the Access Persons, do business or might do business with a Trust. For purposes of this provision, the following gifts will not be considered to be in violation of this section: (a) an occasional meal;
(b) an occasional ticket to a sporting event, the theater or comparable entertainment; and (c) other gifts of nominal cost.

          (9)  Board  of  Directors

     Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the appropriate compliance officer. Such authorization should be based upon a determination that the board service would be consistent with the interests of the Trust and its shareholders. Where service on a board of directors is authorized, Investment Personnel serving as directors should be isolated from those making investment decisions regarding the company through "Chinese Wall" procedures.

          E.   REPORTING,  DISCLOSURE  AND  CERTIFICATION  REQUIREMENTS

          (1)  Initial  Holdings  Reports

     All Access Persons (excluding any Disinterested Trustee who would be required to make a report solely by the reason of being a trustee of a Trust) shall disclose all personal Covered Securities holdings to the appropriate compliance officer. The Initial Report shall be made on the form attached as Exhibit A and shall contain the following information:

               (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

               (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               (c)  the  date that the report is submitted by the Access Person.

     All Access Persons currently employed by a Trust shall submit an Initial Report to the appropriate compliance officer within ten days of the date of this Code of Ethics. All other Initial Reports shall be made no later than 10 days after the person becomes an Access Person.

          (2)  Quarterly  Reports

               (a) All Access Persons shall report to the appropriate compliance officer, the information described in Sub-paragraph (2)(c) of this Section with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security.

               (b) Each Disinterested Trustee who would be required to make a report solely by reason of being a trustee of a Trust, need only submit a Quarterly Report if such Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee of a Trust, should have known that during the 15-day period immediately before or after the Disinterested Trustee's transaction in a Covered Security, that the Trust purchased or sold the Covered Security or the Trust or its investment adviser considered purchasing or selling the Covered Security.
               (c) Reports required to be made under this Paragraph (2) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons shall be required to submit a report for all periods, including those periods in which no Covered Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following information:

                    (i) the date of the transaction, the title of the Covered Security, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                    (ii) the  nature of the transaction (i.e., purchase, sale or any  other  type  of  acquisition  or  disposition);

                    (iii)  the  price  at  which  the  transaction was effected;

                    (iv) the  name of the broker, dealer or bank with or through whom  the  transaction  was  effected;  and

                    (v)  the  date  the  report  is  submitted.

               (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

               (e) All Access Persons shall direct their brokers to supply duplicate copies of all monthly brokerage statements (excluding confirmations) for all Covered Securities accounts maintained by the Access Person to the appropriate compliance officer, on a timely basis. In addition, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

                    (i) the name of the broker, dealer or bank with whom the Access Person established the account;

                    (ii) the  date  the  account  was  established;  and

                    (iii)  the  date  the  report  is  submitted.

          (3)  Annual  Holdings  Reports

     All Access Persons (excluding any Disinterested Trustee who would be required to make a report solely by the reason of being a trustee of a Trust) shall disclose all personal Covered Securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year. All Annual Reports shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall contain the following information:

               (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

               (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

               (c)  the  date that the report is submitted by the Access Person.

          (4)  Certification  of  Compliance  with  Code  of  Ethics

     All  Access  Persons  shall  certify  annually  that:

               (a) they have read and understand the Code of Ethics and recognize that they are subject to its provisions;

               (b) they have complied with the requirements of the Code of Ethics; and

               (c) they have reported all personal Covered Securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

          (5)  Personal  Brokerage  Accounts

     No trustee or officer of a Trust, other than a Disinterested Trustee, shall open a personal brokerage account directly or indirectly without obtaining prior authorization from the appropriate compliance officer. In addition, all trustees and officers of a Trust, other than a Disinterested Trustee shall provide compliance personnel with a listing of all brokerage accounts in which the trustees or officers have a direct or indirect interest upon commencing employment and on an annual basis thereafter. These reports may be made using
Exhibits  A  or  C,  as  applicable.

     No director, officer or employee shall request or receive financial benefit or special dealing benefits which are not made available to the general public on the same terms and conditions.

          (6)  Review  of  Reports  and  Notification

     Each Trust will appoint compliance personnel to review all brokerage account statements and Quarterly, Initial and Annual Reports to detect conflicts of interest and abusive practices. In addition, the appropriate compliance officer shall notify each Access Person that he or she is subject to the reporting requirements provided under this Code of Ethics and shall deliver a copy of this Code of Ethics to each person upon request.

     F.   REPORTING  OF  VIOLATIONS  TO  THE  BOARDS

     Any person, including the compliance officer, shall promptly report all violations and apparent violations of this Code of Ethics and the reporting requirements thereunder to the Board of the appropriate Trust.

     G.   BOARD  APPROVAL

          (1) Upon its adoption, the compliance officer shall submit a copy of the Code of Ethics to the Board no later than September 1, 2000.

          (2) The compliance officer is further required to obtain board approval for any material changes to this Code of Ethics within six (6) months of any such change.

     H.   ANNUAL  REPORTING  OF  GGI  TO  INVESTMENT  COMPANY  CLIENTS

     Each Trust (or a Trust's investment adviser on behalf of the Trust) and its principal underwriter shall prepare a written annual report relating to its Code of Ethics to the Board of the Trust. Such annual report shall:

          (1) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

          (2) identify any material violations requiring significant remedial action during the past year;

          (3) identify any recommended changes in the existing restrictions or procedures based upon experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

          (4) certify that the Trust or the principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics.

     I.   ANNUAL  REPORTING  OF  INVESTMENT  ADVISERS  TO  THE  BOARD

     Any investment adviser or sub-adviser of the Trust shall also prepare a written annual report, such as the annual report described in Section H of this Code of Ethics, relating to its particular Code of Ethics to the Board.

     J.   SANCTIONS

     Upon discovering a violation of this Code, a Board may impose such sanctions, as it deems appropriate, including, among other things, issuing a letter of censure or suspension or terminating the employment of the violator or referring the matter to the appropriate regulatory or governmental authority.

     K.   RETENTION  OF  RECORDS

     Each Trust must, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the U.S. Securities and Exchange Commission ("SEC") or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

     (1) A copy of this Code of Ethics, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

     (2) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

     (3) A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

     (4) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place;

     (5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Covered Securities in a private placement, as described in Section D(3) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted; and

     (6) A copy of each annual report required under Section H for at least five (5) years after the end of the fiscal year in which it is made, the first two in an accessible place.

Date: Initially Adopted August 8, 2000 and Amended Effective July 1, 2001, November 29, 2001, December 31, 2001, and September 18, 2003.

----------------
1 All potential conflicts between a Hedge Fund and any investment company registered under the Act or any series of a registered investment company (a "1940 Act Fund") for whom an Adviser(s) acts as investment adviser or sub-adviser will be resolved so as not to disadvantage the 1940 Act Fund, even if such action will result in a detriment to the Hedge Fund.

2 Non-volitional purchases or sales include those transactions that do not involve a willing act or conscious decision on the part of the trustee, officer or employee. For example, shares received or disposed of by Access Persons or Investment Personnel in a merger, recapitalization or similar transaction are considered non-volitional.

                                                                       Exhibit A
                              GARTMORE MUTUAL FUNDS
                        GARTMORE VARIABLE INSURANCE TRUST

                                 CODE OF ETHICS

                               INITIAL REPORT (*)

To  the  Compliance  Officer  of  the  Trust:

1.   I  hereby  acknowledge  receipt  of  the  Code  of  Ethics  for  the Trust.

2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

3. Except as noted below or on the explanation attached, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its series.

4. As of my start date I had a direct or indirect beneficial ownership in the following securities: (Attach additional sheets as necessary.)





Title. .  Number      Broker Through    Type of
Of . . .  Of          Which Position  Interest
Security  Shares/Par  Originally     (Direct or
          Value       Established     Indirect)
-----------------------------------------------













Print  Name
          --------------------------

5. I hereby represent that I maintain account(s) as of the date this report is submitted in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below. (Attach additional sheets as necessary.)


BANK OR
DEALER
WITH WHOM. . . . .    ACCOUNT  ACCOUNT
ACCOUNT MAINTAINED    NUMBER   TITLE
--------------------------------------







Additional information _______is_____ is not attached (please initial appropriate answer).

Signature:__________________________

Title:______________________________

Date  Report  Submitted:____


(*) The requested information should be provided for all covered securities. Covered securities are all securities except direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household and other accounts over which an Access Person exercises investment discretion, such as a trust account, or has an economic interest in.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                       Exhibit B

                              Gartmore Mutual Funds
                        Gartmore Variable Insurance Trust
                   Quarterly Securities Transactions Report(*)
                For the Calendar Quarter Ended:  ________________

To  the  Compliance  Officer  of  the  Trust:

     During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trust (attach additional sheets as necessary).

|    | Please initial box if No transactions in covered securities were effected during  this  reporting  period.




TITLE          DATE         PAR       INTEREST      DOLLAR        NATURE       PRICE      BROKER/
OF              OF        VALUE OF    RATE AND      AMOUNT          OF                     DEALER
SECURITY    TRANSACTION    SHARES     MATURITY        OF       TRANSACTION                OR BANK
                                      DATE (if    TRANSACTION   (Purchase,                THROUGH
                                     applicable)               Sale, Other)                 WHOM
                                                                                          EFFECTED
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------
----------   ----------  ----------   ----------   ----------    ----------  ----------  ----------


     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.

I hereby represent that I previously reported all brokerage accounts in which Covered Securities were held during the quarter referenced above for my indirect or direct benefit. I further understand that in compliance with the Code I must have copies of my monthly brokerage statements sent to the compliance officer and that I must report any new accounts within 10 calendar days of the day on which the account is first established.

Print  Name:
     __________________________________

                              Gartmore Mutual Funds
                        Gartmore Variable Insurance Trust
                   Quarterly Securities Transactions Report(*)
                 For the Calendar Quarter Ended:  ______________

     Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflicts of interest relationship which may involve the Trust, such as the existence of any economic relationship between my transactions and Covered Securities held or to be acquired by the Trust or any of its series.

Signature:_________________________________

Title:
        ___________________________________

Date  Report  Submitted:
                     ______________________


(*) The requested information should be provided for all Covered Securities. Covered Securities are all securities EXCEPT direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household and other accounts over which an Access Person exercises investment discretion, such as a trust account, or has an economic interest in.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                       Exhibit C

                              Gartmore Mutual Funds
                        Gartmore Variable Insurance Trust

                                 CODE OF ETHICS

                                  ANNUAL REPORT

     To  the  Compliance  Officer  of  the  Trust:

     1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

     2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all Covered Securities transactions required to be reported pursuant to the Code.

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and Covered Securities held or to be acquired by the Trust or any of its Series.

     4. As of December 31, 200__, I had a direct or indirect beneficial ownership in the following Covered Securities:




Title     Numbe     Principal      Type of    Broker/Dealer
Of          Of       Amount       Interest       or Bank
Security  Shares  of Securities  (Direct or      Through
                      Sold        Indirect)   Whom Effected
-----------------------------------------------------------











     Name:

     5. I hereby represent that I maintain the account(s) listed below in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.


Name of Broker,        Date
Bank or Dealer      Established
with Whom
Account
Maintained
--------------------------------








Name:________________________________

Title:_______________________________

Date  Report  Submitted:_____________


(*) The requested information should be provided for all covered securities. Covered securities are all securities except direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household and other accounts over which an Access Person exercises investment discretion, such as a trust account, or has an economic interest in.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                    Exhibit D(1)

     Access Persons will not be subject to the Pre-clearance requirements under Section D(6), the Holding requirements under Section D(7), or the Blackout Period under Section D(8) with respect to the following securities:

     1. securities traded on a national exchange whose values are based upon the value or changes in value of broad based market indices(2);

     2. options contracts traded on a national exchange on (a) securities described in item 1 or (b) broad based market indices(2); and

     3. the following specifically enumerated securities traded on a national securities exchange:




NAME                                                         SYMBOL
-------------------------------------------------------------------
S&P Bank Index. . . . . . . . . . . . . . . . . . . . . . .  BIX
-------------------------------------------------------------------
PHLX Bank Index . . . . . . . . . . . . . . . . . . . . . .  BKX
-------------------------------------------------------------------
PHLX Box Maker Index. . . . . . . . . . . . . . . . . . . .  BMX
-------------------------------------------------------------------
AMEX Biotech Index. . . . . . . . . . . . . . . . . . . . .  BTK
-------------------------------------------------------------------
S&P Chemicals Index . . . . . . . . . . . . . . . . . . . .  CEX
-------------------------------------------------------------------
Morgan Stanley Consumer Index . . . . . . . . . . . . . . .  CMR
-------------------------------------------------------------------
AMEX M/S Commodity Index. . . . . . . . . . . . . . . . . .  CRX
-------------------------------------------------------------------
Morgan Stanley Consumer Index . . . . . . . . . . . . . . .  CYC
-------------------------------------------------------------------
AMEX Disk Drive Index . . . . . . . . . . . . . . . . . . .  DDX
-------------------------------------------------------------------
DIAMONDS Trust Series I Trading Symbol. . . . . . . . . . .  DIA
-------------------------------------------------------------------
CBOE Dow Jones Industrial Average Index 1/100 . . . . . . .  DJX
-------------------------------------------------------------------
TheStreet.com Index . . . . . . . . . . . . . . . . . . . .  DOT
-------------------------------------------------------------------
AMEX Pharmaceutical Index . . . . . . . . . . . . . . . . .  DRG
-------------------------------------------------------------------
CBOE Dow Jones Trans. Average Index . . . . . . . . . . . .  DTX
-------------------------------------------------------------------
CBOE Dow Jones Utility Average Index. . . . . . . . . . . .  DUX
-----------------------------------------------------------  ------
AMEX Deutsche Bank Energy Index . . . . . . . . . . . . . .  DXE
-------------------------------------------------------------------
CBOE Dow Jones Internet Commerce Index. . . . . . . . . . .  ECM
-------------------------------------------------------------------
PCX MS Emerging Growth Index. . . . . . . . . . . . . . . .  EGI
-------------------------------------------------------------------
AMEX Eurotop100 Index . . . . . . . . . . . . . . . . . . .  EUR
-------------------------------------------------------------------
PHLX Forest & Paper Products Index. . . . . . . . . . . . .  FPP
-------------------------------------------------------------------
CBOE 5 Year TSY Option. . . . . . . . . . . . . . . . . . .  FVX
-------------------------------------------------------------------
CBOES GSTI Hardware Index . . . . . . . . . . . . . . . . .  GHA
-------------------------------------------------------------------
CBOE GSTI Internet Index. . . . . . . . . . . . . . . . . .  GIN
-------------------------------------------------------------------
CBOE GSTI Multimedia Networking Index . . . . . . . . . . .  GIP
-------------------------------------------------------------------
CBOE Gold Index . . . . . . . . . . . . . . . . . . . . . .  GOX
-------------------------------------------------------------------
CBOE GSTI Semiconductor Index . . . . . . . . . . . . . . .  GSM
-------------------------------------------------------------------
CBOE GSTI Software Index. . . . . . . . . . . . . . . . . .  GSO
-------------------------------------------------------------------
CBOE GSTI Services Index. . . . . . . . . . . . . . . . . .  GSV
-------------------------------------------------------------------
CBOE GSTI Composite Index . . . . . . . . . . . . . . . . .  GTC
-------------------------------------------------------------------
S&P Healthcare Index. . . . . . . . . . . . . . . . . . . .  HCX
-------------------------------------------------------------------
AMEX Hong Kong FLT RTE Index. . . . . . . . . . . . . . . .  HKO
-------------------------------------------------------------------
TheStreet.com E-Commerce Index. . . . . . . . . . . . . . .  ICX
-------------------------------------------------------------------
AMEX Interactive WK Index . . . . . . . . . . . . . . . . .  IIX
-------------------------------------------------------------------
CBOE Internet Index . . . . . . . . . . . . . . . . . . . .  INX
-------------------------------------------------------------------
CBOE Short Term Interest Rate Composite Index . . . . . . .  IRX
-------------------------------------------------------------------
S&P Insurance Index . . . . . . . . . . . . . . . . . . . .  IUX
-------------------------------------------------------------------
AMEX Japan Index. . . . . . . . . . . . . . . . . . . . . .  JPN
-------------------------------------------------------------------
CBOE Mexico Index . . . . . . . . . . . . . . . . . . . . .  MEX
-------------------------------------------------------------------
AMEX S&P MidCap 400 Index . . . . . . . . . . . . . . . . .  MID
-------------------------------------------------------------------
MidCap SPDR Trading Symbol. . . . . . . . . . . . . . . . .  MDY
-------------------------------------------------------------------
AMEX Morgan Stanley Hi-Tech 35 Index. . . . . . . . . . . .  MSH
-------------------------------------------------------------------
CBOE IPC Index. . . . . . . . . . . . . . . . . . . . . . .  MXX
-------------------------------------------------------------------
CBOE NASDAQ 100 Index . . . . . . . . . . . . . . . . . . .  NDX
-------------------------------------------------------------------
CBOE Morgan Stanley Multi-National Index. . . . . . . . . .  NFT
-------------------------------------------------------------------
NYSE Composite Index. . . . . . . . . . . . . . . . . . . .  NYA
-------------------------------------------------------------------
S&P 100 Index . . . . . . . . . . . . . . . . . . . . . . .  OEX
-------------------------------------------------------------------
CBOE Oil Index. . . . . . . . . . . . . . . . . . . . . . .  OIX
-------------------------------------------------------------------
PHLX Oil Service Index. . . . . . . . . . . . . . . . . . .  OSX
-------------------------------------------------------------------
PHLX OTC Prime Index. . . . . . . . . . . . . . . . . . . .  OTX
-----------------------------------------------------------  ------
Nasdaq-100 Index Tracking Stock Trading Symbol. . . . . . .  QQQ
-------------------------------------------------------------------
S&P Retail Index. . . . . . . . . . . . . . . . . . . . . .  RLX
-------------------------------------------------------------------
CBOE Russell 2000 Index . . . . . . . . . . . . . . . . . .  RUT
-------------------------------------------------------------------
S&P Barra Growth Index. . . . . . . . . . . . . . . . . . .  SGX
-------------------------------------------------------------------
SBOE S&P SmallCap 600 Index . . . . . . . . . . . . . . . .  SML
-------------------------------------------------------------------
PHLX Semiconductor Index. . . . . . . . . . . . . . . . . .  SOX
-------------------------------------------------------------------
CBOE S&P 500 Index. . . . . . . . . . . . . . . . . . . . .  SPX
-------------------------------------------------------------------
SPDR (Standard & Poor's Depository Receipts) Trading Symbol  SPY
-------------------------------------------------------------------
S&P Barra Value Index . . . . . . . . . . . . . . . . . . .  SVX
-------------------------------------------------------------------
CBOE 10 Year TSY Option . . . . . . . . . . . . . . . . . .  TNX
-------------------------------------------------------------------
S&P Transportation Index. . . . . . . . . . . . . . . . . .  TRX
-------------------------------------------------------------------
CBOE Tech Index . . . . . . . . . . . . . . . . . . . . . .  TXX
-------------------------------------------------------------------
CBOE 30 Year TSY Option . . . . . . . . . . . . . . . . . .  TYX
-------------------------------------------------------------------
PHLX Utility Index. . . . . . . . . . . . . . . . . . . . .  UTY
-------------------------------------------------------------------
AMEX Airline Index. . . . . . . . . . . . . . . . . . . . .  XAL
-------------------------------------------------------------------
PHLX Gold Silver Index. . . . . . . . . . . . . . . . . . .  XAU
-------------------------------------------------------------------
AMEX SECS Broker/Dealer Index . . . . . . . . . . . . . . .  XBD
-------------------------------------------------------------------
AMEX Computer Tech Index. . . . . . . . . . . . . . . . . .  XCI
-------------------------------------------------------------------
TheStreet.com E-Finance Index . . . . . . . . . . . . . . .  XEF
-------------------------------------------------------------------
AMEX Institutional Index. . . . . . . . . . . . . . . . . .  XII
-------------------------------------------------------------------
Select Sector SPDR - Basic Industries Trading Symbol. . . .  XLB
-------------------------------------------------------------------
Select Sector SPDR - Consumer Services Trading Symbol . . .  XLV
-------------------------------------------------------------------
Select Sector SPDR - Consumer Staples Trading Symbol. . . .  XLP
-------------------------------------------------------------------
Select Sector SPDR - Cyclical/Transportation Trading Symbol  XLY
-------------------------------------------------------------------
Select Sector SPDR - Energy Trading Symbol. . . . . . . . .  XLE
-------------------------------------------------------------------
Select Sector SPDR - Financial Trading Symbol . . . . . . .  XLF
-------------------------------------------------------------------
Select Sector SPDR - Industrial Trading Symbol. . . . . . .  XLI
-------------------------------------------------------------------
Select Sector SPDR - Technology Trading Symbol. . . . . . .  XLK
-------------------------------------------------------------------
Select Sector SPDR - Utilities Trading Symbol . . . . . . .  XLU
-------------------------------------------------------------------
Amex Major Market Index . . . . . . . . . . . . . . . . . .  XMI
-------------------------------------------------------------------
AMEX Natural Gas Index. . . . . . . . . . . . . . . . . . .  XNG
-------------------------------------------------------------------
PHLX National OTC Index . . . . . . . . . . . . . . . . . .  XOC
-------------------------------------------------------------------
AMEX Oil Index. . . . . . . . . . . . . . . . . . . . . . .  XOI
-------------------------------------------------------------------
iShares Dow Jones U.S. Financial Sector Index Fund. . . . .  IYF
-------------------------------------------------------------------
iShares Dow Jones U.S. Internet Index Fund. . . . . . . . .  IYV
-------------------------------------------------------------------
iShares Dow Jones U.S. Technology Sector Index Fund . . . .  IYW
-------------------------------------------------------------------
iShares Dow Jones U.S. Telecommunications Sector Index Fund  IYZ
-------------------------------------------------------------------
iShares Russell 1000 Index Fund . . . . . . . . . . . . . .  IWB
-------------------------------------------------------------------
iShares Russell 1000 Growth Index Fund. . . . . . . . . . .  IWF
-------------------------------------------------------------------
iShares Russell 1000 Value Index Fund . . . . . . . . . . .  IWD
-------------------------------------------------------------------
iShares Russell 2000 Index Fund . . . . . . . . . . . . . .  IWM
-------------------------------------------------------------------
iShares Russell 3000 Index Fund . . . . . . . . . . . . . .  IWV
-------------------------------------------------------------------
iShares S&P 500 Index Fund. . . . . . . . . . . . . . . . .  IVV
-------------------------------------------------------------------
iShares S&P 500/BARRA Growth Index Fund . . . . . . . . . .  IVW
-------------------------------------------------------------------
iShares S&P 500/BARRA Value Index Fund. . . . . . . . . . .  IVE
-------------------------------------------------------------------
iShares S&P MidCap 400 Index Fund . . . . . . . . . . . . .  IJH
-------------------------------------------------------------------
iShares S&P SmallCap 600 Index Fund . . . . . . . . . . . .  IJR
-------------------------------------------------------------------


(1)  Subject  to  change  at  the  discretion  of  the  Trust.

(2) For the Purposes of this Code, a broad based market index is one that tracks 100 or more underlying securities.


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